Exhibit 4.4

SEVENTH AMENDED AND RESTATED SHAREHOLDERS

AGREEMENT

This SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on May 8, 2021 (the “Effective Date”), by and among

1.	YIMUTIAN INC., an exempted company incorporated under the Laws of Cayman Islands (the “Company”), whose registered office is located at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands;

2.	YIMUTIAN HONGKONG LIMITED (一畝田香港有限公司), a company incorporated under the Laws of Hong Kong (the “HK Subsidiary”), whose registered office is located at Room C, 21/F., CMA Building, No.64 Connaught Road, Central, Hong Kong;

3.	Beijing YIMUTIAN Network Technology Co., Ltd. (北京一人一亩田网络科技有限公司), a wholly foreign owned enterprise incorporated under the Laws of the PRC (the “WFOE”), whose legal address is located at Room A602A, Level 6, Tower A, Building B-6, Zhongguancun Dongsheng Technology Park, No. 66 Xixiaokou Road, Haidian District, Beijing, China;

4.	Beijing Yi Mu Tian New Agriculture Network Technology Co., Ltd. (北京一亩田新农网络科技有限公司), a company incorporated under the Laws of the PRC (the “Beijing Domestic Company 1”), whose legal address is located at Room A602B, Level 6, Tower A, Building B-6, Zhongguancun Dongsheng Technology Park, No. 66 Xixiaokou Road, Haidian District, Beijing, China;

5.	Beijing Dou Niu Internet Technology Co., Ltd. (北京豆牛网络科技有限公司), a company incorporated under the Laws of the PRC (the “Beijing Domestic Company 2”), whose legal address is located at Room A601, Level 6, Tower A, Building B-6, Zhongguancun Dongsheng Technology Park, No. 66 Xixiaokou Road, Haidian District, Beijing, China;

6.	BEIJING YIMUXIAOZHAN TECHNOLOGY CO., LTD. (北京一亩小站科 技有限公司), a company incorporated under the Laws of the PRC (the “Beijing Domestic Company 3” , together with Beijing Domestic Company 1 and Beijing Domestic Company 2, the “Domestic Companies”), whose legal address is located at A1002, Tower A, Building B-6, Zhongguancun Dongsheng Technology Park, 66 Xixiaokou Road, Haidian District, Beijing, China;

7.	the company listed on Schedule I(a) attached hereto (the “Founder Holding Company”);

8.	the individual listed on Schedule I(a) attached hereto (the “Founder”);

9.	the companies listed on Schedule I(b) attached hereto (each, a “Key Holder Holding Company” and collectively, the “Key Holder Holding Companies”);

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10.	the individuals listed on Schedule I(b) attached hereto (each, a “Key Holder” and collectively, the “Key Holders”);

11.	the companies listed on Schedule II(a) attached hereto (each, a “Founding Partner Holding Company” and collectively, the “Founding Partner Holding Companies”);

12.	the individuals listed on Schedule II(a) attached hereto (each, a “Founding Partner” and collectively, the “Founding Partners”);

13.	the companies listed on Schedule II(b) attached hereto (each, a “Former Founding Partner Holding Company”, and collectively, the “Former Founding Partner Holding Companies”);

14.	the individuals listed on Schedule II(b) attached hereto (each, a “Former Founding Partner”, and collectively, the “Former Founding Partners”); and

15.	the Persons listed on Schedule III hereto (each, an “Investor” and collectively, the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

A	The Company owns one hundred percent (100%) interest in the HK Subsidiary, and the HK Subsidiary controls the WFOE the WFOE which in turn Controls each of the Beijing Domestic Company 1, the Beijing Domestic Company 2, the Beijing Domestic Company 3 by a Captive Structure.

B	The Company seeks expansion capital to grow the business and, correspondingly, seeks to secure an investment from the Investor, on the terms and conditions set forth herein.

C	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions.

1.1. The following terms shall have the meanings ascribed to them below:

“Accounting Standards” shall mean, with respect to the Company and the HK Subsidiary, the generally accepted accounting principles in the United States, and with respect to the WFOE, the Domestic Companies and any other Group Companies located in the PRC, the generally accepted accounting principles in the PRC, applied on a consistent basis.

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“Affiliate” shall mean, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (v) any shareholder of such Investor, (w) any of such shareholder’s or Investor’s general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (y) trusts controlled by or for the benefit of any such Person referred to in (v), (w) or (x). For the purpose of this definition, with respect to Yunfeng, “Yunfeng Affiliate” means (i) any of YF RMB Funds or YF USD Funds, (ii) any other fund or special purpose investment vehicle managed or sponsored by any YF Advisor, or (iii) any portfolio company Controlled by any of the foregoing. For the purpose of the definition of “Yunfeng Affiliate”, “YF RMB Fund” shall mean any of the following: (i) 上海云锋创业投资中心（有限合伙）, (ii) 上海云锋新创股权投资中心（有限合伙）, (iii) 上海云锋新呈股权投资中心（有限合伙）, and (iv)上海云锋麒泰投资中心（有限合伙）; “YF USD Fund” shall mean any of the following: (i) Yunfeng Fund, L.P., (ii) Yunfeng Fund II, L.P., and (iii) Yunfeng Fund III, L.P.; “YF Advisor” shall mean “Yunfeng Offshore Advisor” or “Yunfeng Onshore Advisor”, as the case may be; “YF Offshore Advisor” shall mean Yunfeng Capital Limited; “YF Onshore Advisor” shall mean 上海云锋投资管理有限公司 or 上海云锋新创投资管理有限公司, as the case may be. For the avoidance of doubt, Yunfeng shall not be deemed an Affiliate of Alibaba Group Holding Limited or Ant Financial Services Group.

“Applicable Securities Laws” shall mean, (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Associate” shall mean, with respect to any Person, (i) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of five percent (5%) or more of any class of Equity Securities of such corporation or organization, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse.

“Auditor” shall mean, any of the four biggest accounting firms or a reputable firm of independent certified public accountants acceptable to the Board of Directors determined in accordance with Section 6.2.

“Board” or “Board of Directors” shall mean, the board of directors of the Company.

“Business Day” shall mean, any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC.

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“Captive Structure” shall mean, the structure under which the WFOE Controls each Domestic Company through the Control Documents.

“Charter Documents” shall mean, with respect to a particular legal entity, the articles or certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Commission” shall mean, (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Consent” shall mean, any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person, shall mean, the power or authority, whether exercised or not, to exist upon (a) directly or indirectly possession of more than fifty percent (50%) of shareholding interest, beneficial ownership or other voting securities of such Person; or (b) power to determine or direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; or (c) power to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership, Contract, trust or entrustment of voting securities. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” shall mean, the following contracts and documents collectively attached hereto as SCHEDULE VI: (i) control documents in respect of the Beijing Domestic Company 1, including: the Amended and Restated Exclusive Technical Support and Consulting Service Agreement (经修订和重述的独家技术支持和咨询服务协议) by and among the WFOE, the Beijing Domestic Company 1 and the then equity holders of the Beijing Domestic Company 1 dated March 27, 2020, the Amended and Restated Exclusive Call Option Agreement (经修订和重述的独家购股权协议) by and among the WFOE, the Beijing Domestic Company 1 and the then equity holders of the Beijing Domestic Company 1 dated March 27, 2020, the Amended and Restated Equity Pledge Agreement (经修订和重述的股权质押协议) by and among the WFOE, the Beijing Domestic Company 1 and each then equity holder of the Beijing Domestic Company 1 dated March 27, 2020, and the Power of Attorney issued by each then the equity holder of the Beijing Domestic Company 1, each dated March 27, 2020, (ii) control documents in respect of the Beijing Domestic Company 2, including: the Exclusive Technical Support and Consulting Service Agreement (独家技术支持和咨询服务协议) by and among the WFOE, the Beijing Domestic Company 2 and the then equity holders of the Beijing Domestic Company 2 dated December 26, 2018, the Exclusive Call Option Agreement (独家购股权协议) by and among the WFOE, the Beijing Domestic Company 2 and the then equity holders of the Beijing Domestic Company 2 dated December 26, 2018, the Equity Pledge Agreement (股权质押协议) by and among the WFOE, the Beijing Domestic Company 2 and each then equity holder of the Beijing Domestic Company 2 dated December 26, 2018, and the Power of Attorney issued by each then equity holders of the Beijing Domestic Company 2, each dated December 26, 2018, (iii) control documents in respect of the Beijing Domestic Company 3, including: the Exclusive Technical Support and Consulting Service Agreement (独家技术支持和咨询服务协议) by and among the WFOE, the Beijing Domestic Company 3 and the then equity holders of the Beijing Domestic Company 3 dated January 27, 2021, the Exclusive Call Option Agreement (独家购股权协议) by and among the WFOE, the Beijing Domestic Company 3 and the then equity holders of the Beijing Domestic Company 3 dated January 27, 2021, the Equity Pledge Agreement (股权质押协议) by and among the WFOE, the Beijing Domestic Company 3 and then each equity holder of the Beijing Domestic Company 3 dated January 27, 2021, and the Power of Attorney issued by each then equity holder of the Beijing Domestic Company 3, each dated January 27, 2021.

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“Conversion Shares” shall mean, Ordinary Shares issuable upon conversion of any Preferred Shares.

“Covered Person” shall mean any holder of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares or the Series D Preferred Shares or any Affiliate, partner, member, director, employee, agent or other related person of any such holder, other than a Person who is an employee of any Group Company.

“Deemed Liquidation Event” shall have the meaning given to such term in the Memorandum and Articles.

“Director” shall mean, a director serving on the Board.

“Equity Securities” shall mean, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Exchange Act” shall mean, the United States Securities Exchange Act of 1934, as amended.

“Excluded Opportunity” shall mean, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of a Covered Person, unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and exclusively in such Covered Person’s capacity as a director of any Group Company.

“Exempted Distribution” shall have the meaning given to such term in the Memorandum and Articles.

“FCPA” shall mean, Foreign Corrupt Practices Act of the United States of America, as amended from time to time.

“Form F-3” shall mean, Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

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“Form S-3” shall mean, Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” shall mean, any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self- regulatory organization.

“Governmental Order” shall mean, any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” shall mean, each of the Company, the HK Subsidiary, the WFOE and the Domestic Companies, together with each Subsidiary of any of the foregoing, and “Group” refers to all of Group Companies collectively.

“Holders” shall mean, the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” shall mean, the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness”, of any Person, shall mean, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

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“Initiating Holders” shall mean, with respect to a request duly made under Section 2.1 or Section 2.2 of Appendix A hereto to Register any Registrable Securities, the Holders initiating such request.

“IPO” shall mean, the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Key Employees” shall have the meaning set forth in the Purchase Agreement.

“Law” or “Laws” shall mean, any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Lien” shall mean, any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, law, equity or otherwise.

“Majority Ordinary Holders” shall mean, the holders of a majority of the voting power of the outstanding Ordinary Shares (excluding any and all Ordinary Shares converted from the Preferred Shares).

“Majority Preferred Holders” shall mean, the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders, the Majority Series C-1 Preferred Holders, the Majority Series C-2 Preferred Holders and the Majority Series D Preferred Holders, collectively.

“Majority Series A Preferred Holders” shall mean, the holders of at least a majority of the voting power of the then outstanding Series A Preferred Shares (voting together as a single class and calculated on an as-converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series A Preferred Shares pursuant to Article 8.3 of the Memorandum and Articles.

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“Majority Series B Preferred Holders” shall mean, the holders of at least a majority of the voting power of the then outstanding Series B Preferred Shares (voting together as a single class and calculated on an as-converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series B Preferred Shares pursuant to Article 8.3 of the Memorandum and Articles.

“Majority Series C Preferred Holders” shall mean, the holders of at least a majority of the voting power of the then outstanding Series C Preferred Shares (voting together as a single class and calculated on an as-converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series C Preferred Shares pursuant to Article 8.3 of the Memorandum and Articles.

“Majority Series C-1 Preferred Holders” shall mean, the holders of at least a majority of the voting power of the then outstanding Series C-1 Preferred Shares (voting together as a single class and calculated on an as-converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series C-1 Preferred Shares pursuant to Article 8.3 of the Memorandum and Articles.

“Majority Series C-2 Preferred Holders” shall mean, the holders of at least a majority of the voting power of the then outstanding Series C-2 Preferred Shares (voting together as a single class and calculated on an as-converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series C-2 Preferred Shares pursuant to Article 8.3 of the Memorandum and Articles.

“Majority Series D Preferred Holders” shall mean, the holders of at least a majority of the voting power of the then outstanding Series D Preferred Shares and the then outstanding series D preferred shares to be issued by the Company in the subsequent round of financing (if any, “Series D Preferred Shares (to be issued)”) (voting together as a single class and calculated on an as-converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series D Preferred Shares and the Series D Preferred Shares (to be issued) pursuant to Article 8.3 of the Memorandum and Articles. For the avoidance of doubt, before any Series D Preferred Shares (to be issued) is actually issued or deemed to be issued (in case of a warrant or such other circumstances of a similar nature) by the Company in the subsequent round of financing, when determining the Majority Series D Preferred Holders, it shall refer to the holders of at least a majority of the voting power of the then outstanding Series D Preferred Shares, provided that each holder of the Preferred Shares shall be entitled to be informed (i) by the Company of any intended action of seeking consents from the Majority Preferred Holders, or (ii) by any holder of Preferred Shares of its intention to initiate any request by the Majority Preferred Holders pursuant to this Agreement and the Memorandum and Articles, so as to be afforded with an equal opportunity to participate in giving such consent or initiating such request..

“Member” shall mean, a holder of any Shares.

“Memorandum and Articles” shall mean, the Tenth Amended and Restated Memorandum of Association of the Company and the Tenth Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Ordinary Shares” shall mean, the Company’s ordinary shares, par value US$0.00001 per share.

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“Permitted Liens” shall mean, (i) Liens for taxes not yet delinquent or the validity of which are being contested in good faith and for which there are adequate reserves on the applicable financial statements, and (ii) Liens incurred in the ordinary course of business, which (x) do not individually or in the aggregate materially detract from the value, use, or transferability of the assets that are subject to such Liens, and

(y) were not incurred in connection with the borrowing of money.

“Person” shall mean, any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“Phase I Stock Option” shall mean the 428,606,030 Ordinary Shares reserved for the purpose of phase I ESOP.

“Phase II Stock Option” shall mean the 317,179,685 Ordinary Shares reserved for the purpose of phase II ESOP.

“Phase II Stock Option Shares” shall mean the 317,179,685 Ordinary Shares reserved as option shares at Series C-1 Closing.

“Phase III Stock Option” shall mean the 48,521,302 Ordinary Shares reserved for the purpose of phase III ESOP.

“Phase III Stock Option Shares” shall mean the 48,521,302 Ordinary Shares reserved as option shares at the Closing.

“PRC” shall mean, the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares” shall mean, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares and the Series D Preferred Shares, collectively.

“Public Official” shall mean, any current executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Purchase Agreement” shall mean the Series D Preferred Share Purchase Agreement entered into by and among the Company, the HK Subsidiary, the WFOE, the Domestic Companies, the Founder, the Founder Holding Company, Series D Investors and certain other parties therein dated as of May 8, 2021.

“Qualified IPO” shall mean, a firm commitment underwritten public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares therefor) in the United States pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, with an offering proceeds (net of underwriting commissions and expenses) of not less than US$50,000,000 that implies a market capitalization of the Company immediately prior to such public offering of not less than US$800,000,000, or in a public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares therefor) in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange including HKEx, Shanghai Stock Exchange, Shenzhen Stock Exchange or any other securities exchange approved by the Board of Directors in accordance with Section 6.2, so long as such offering satisfies the foregoing market capitalization, gross proceeds requirements and other mandatory requirements and listing rules under the applicable Laws.

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“Registrable Securities” shall mean, the Shares held by the Investors, excluding Shares sold by the Investors in a transaction other than an assignment pursuant to Section 10.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” shall mean, a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” shall mean, a registration statement prepared on Form F1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Right of First Refusal and First Offer Agreement” shall mean, the Sixth Amended and Restated Right of First Refusal and First Offer Agreement, dated on the even date hereof among the Company and certain other parties named therein, as amended from time to time.

“Securities Act” shall mean, the United States Securities Act of 1933, as amended from time to time.

“Series A Issue Date” shall mean, the date of the first issuance of a Series A Preferred Share.

“Series A Issue Price” shall have the meaning given to such term in the Memorandum and Articles.

“Series A Preferred Holder(s)” shall mean the holder of any Series A Preferred Shares.

“Series A Preferred Shares” shall mean, the series A preferred shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Issue Date” shall mean, the date of the first issuance of a Series B Preferred Share.

“Series B Issue Price” shall have the meaning given to such term in the Memorandum and Articles.

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“Series B Preferred Holder(s)” shall mean the holder(s) of any Series B Preferred Shares.

“Series B Preferred Shares” shall mean, the series B preferred shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Investor (Prime)” shall mean Wise Prime International Limited.

“Series C Issue Date” shall mean, the date of the first issuance of a Series C Preferred Share.

“Series C Issue Price” shall have the meaning given to such term in the Memorandum and Articles.

“Series C Preferred Holder(s)” shall mean the holder(s) of any Series C Preferred Shares.

“Series C Preferred Shares” shall mean, the series C preferred shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C-1 Closing” shall mean the Closing of the Series C-1 financing of the Company as set forth in the Series C-1 Share Purchase Agreement entered into by and among the Company, Wise Prime International Limited and certain other parties thereto on February 8, 2018.

“Series C-1 Issue Date” shall mean, the date of the first issuance of a Series C- 1 Preferred Share.

“Series C-1 Issue Price” shall have the meaning given to such term in the Memorandum and Articles.

“Series C-1 Investor” shall mean Win-chain Agribusiness Holdings Limited. “Series C-1 Preferred Holder(s)” shall mean the holder of any Series C-1 Preferred Shares.

“Series C-1 Preferred Shares” shall mean, the series C-1 preferred shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C-2 Issue Date” shall mean, the date of the first issuance of a Series C- 2 Preferred Share.

“Series C-2 Issue Price” shall have the meaning given to such term in the Memorandum and Articles.

“Series C-2 Investor(s)” shall mean, collectively, CGC Moonwalk Limited and YIMUTIAN HOLDINGS LIMITED (only with respect to the Series C-2 Preferred Shares held by YIMUTIAN HOLDINGS LIMITED); and a Series C-2 Investor shall mean each of them.

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“Series C-2 Preferred Holder(s)” shall mean the holder(s) of any Series C-2 Preferred Shares.

“Series C-2 Preferred Shares” shall mean, the series C-2 preferred shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D Issue Date” shall mean, the date of the first issuance of a Series D Preferred Share.

“Series D Issue Price” shall have the meaning given to such term in the Memorandum and Articles.

“Series D Investors” shall mean, China Innovation Capital General Partners Limited, Ganlai Ltd., Geometry Ventures Limited and the Founder Holding Company (for the avoidance of doubt, only with respect to the Series D Preferred Shares held by the Founder Holding Company).

“Series D Preferred Holder(s)” shall mean the holder(s) of any Series D Preferred Shares.

“Series D Preferred Shares” shall mean, the series D preferred shares, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shares” shall mean, the Ordinary Shares and the Preferred Shares.

“Subsidiary” shall mean, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Trade Sale” shall mean, whether in a single transaction or series of related transactions, (i) any merger, amalgamation, consolidation, acquisition, tender offer, reorganization or scheme thereof or other business combination in which the Members owning a majority of the voting power or voting stock of the Company immediately prior to such transaction do not own a majority of the voting power or voting stock of the Company or the surviving or acquiring person immediately following such transaction, or (ii) any sale, conveyance, lease or disposition of all or substantially all of the Group Companies’ assets (including by means of an exclusive licensing of all or substantially all of the Group Companies’ intellectual property or similar arrangement or sale or disposal of the Domestic Companies or all or substantially all of its assets) to a third party unaffiliated with any Group Company.

“Transaction Documents” shall have the meaning set forth in the Memorandum and Articles.

“US” or “United States” shall mean, the United States of America.

“Yunfeng” shall mean Shanghai Yunfeng Venture Investment Center (Limited Partnership) (上海云锋创业投资中心（有限合伙）).

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1.2. Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” shall mean directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as- converted basis) in accordance with the terms of the Memorandum and Articles, (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to laws include any such law modifying, reenacting, extending or made pursuant to the same or which is modified, reenacted, or extended by the same or pursuant to which the same is made, and (xv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2. Registration Right. The Parties hereby acknowledge and agree to the terms set forth in Appendix A attached hereto, making provision for certain registration rights, and such terms in Appendix A hereto form an integral part of this Agreement and are binding on the Parties as if such terms were set forth in the body of this Agreement.

3. Preemptive Right.

3.1. General. The Company hereby grants to each holder of Preferred Shares (the “Rights Holder”) the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Rights”).

3.2. Pro Rata Share. A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Rights Holder, to (b) the total number of Ordinary Shares (on a fully diluted and an as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

3.3. New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(i) up to 794,307,017 (such number can be increased from time to time as approved by the Company in accordance with this Agreement and the Memorandum and Articles) Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options or warrants in aggregate for the Phase I Stock Option, Phase II Stock Option and Phase III Stock Option (for the avoidance of doubt, the said Shares shall have included the Anti-dilutive Shares, which the Company shall authorize pursuant to Section 9.5 hereof), which may be issued to employees, officers, directors consultants or any other qualified Persons of the Group Companies pursuant to the Company’s employee share option plans to be duly adopted by the Company in accordance with this Agreement and the Memorandum and Articles (the “ESOP”);

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(ii) any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event duly approved by the Company in accordance with this Agreement and the Memorandum and Articles;

(iii) any Equity Securities of the Company issued pursuant to the bona fide firmly underwritten public offering duly approved by the Company in accordance with this Agreement and the Memorandum and Articles;

(iv) any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization, in any case, as duly approved by the Company in accordance with this Agreement and the Memorandum and Articles;

(v) any Ordinary Shares issued upon the conversion of the Preferred Shares; and

(vi) any Equity Securities of the Company issued pursuant to Section 2.1 of the Purchase Agreement.

3.4. Procedures.

(i) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), the Company shall give to each Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have twenty (20) days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so respond in writing within such twenty (20) period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit the preemptive right available to it under Section 3.1 above with respect to any other or further issuance of New Securities.

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(i) Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (i) above, the Company shall promptly give notice (the “Second Participation Notice”) to other participating Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (i) above. Each Oversubscription Participant shall have twenty (20) days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities with respect to which the Preemptive Rights hereunder were not exercised pursuant to subsection (i) (the “Remaining New Securities”), each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of Remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the Remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.

3.5. Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Rights Holder exercises the Preemptive Rights within thirty (30) days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

3.6. Founder, Key Holders’ and Founding Partners’ Super Voting Rights. Notwithstanding the foregoing provisions in this Section 3, it is agreed that, after the Closing, the total number of voting rights attached to the Ordinary Shares directly or indirectly held by the Founder, each Key Holder and each Founding Partner (the “Super Voting Rights”) shall automatically be increased on a 20:1 basis (i.e., 1 voting right attached to each Ordinary Share directly or indirectly held by the Founder, each Key Holder and each Founding Partner shall be increased to twenty (20) voting rights per share), without prejudice to any other rights, interest or privileges conferred upon the Rights Holder by this Agreement and the other Transaction Documents which are exercisable in the capacity of a holder of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares Series C-2 Preferred Shares and/or Series D Preferred Shares. Prior to the Qualified IPO, the Rights Holder shall not sell, trade, assign or transfer all or any part of the Preferred Shares or Ordinary Shares (upon conversion of preferred shares) held by it to any third party, unless and until such third party agrees to be continually bound by the same restriction on its voting rights as applied to the Preferred Shares as a result of the mechanism of Super Voting Rights, which is set forth in the immediately preceding sentence, subject to any amendment or waiver of the Super Voting Rights in writing by the Board. The Super Voting Rights with respect to any Ordinary Share directly or indirectly held by the Founder, each Key Holder or each Founding Partner under this Section 3.6 shall be terminated upon the occurrence of any of the following events: (i) the Founder, such Key Holder or such Founding Partner directly or indirectly transfers said Ordinary Share held by it to any third party, provided that, in the event that the Founder, any Key Holder or any Founding Partner directly or indirectly transfers any Ordinary Shares held by it to its Affiliate(s) or any of the Founder or the Key Holders or the Founding Partners, the Super Voting Right shall continue to be attached to such transferred Shares, and shall be exercised by the Founder by proxy; or (ii) the consummation of a Trade Sale; or (iii) the Founder, such Key Holder or such Founding Partner resigns from the Group Companies, provided that, in the event that the Founder, any Key Holder or any Founding Partner directly or indirectly transfers any Ordinary Shares held by it to any of the Founder, the Key Holders or the Founding Partners upon his/her resignation, the Super Voting Right shall continue to be attached to such transferred Shares. Notwithstanding the foregoing, (i) the above Super Voting Rights shall not apply to the Ordinary Shares held by the Founder Holding Company that are converted from the Series C Preferred Shares, the Series C-2 Preferred Shares and the Series D Preferred Shares (if any), i.e., each such Ordinary Share converted therefrom shall have one (1) voting right attached thereto, (ii) the above Super Voting Rights shall also apply to the Ordinary Shares held by the Founder Holding Company that are converted from the Series B Preferred Shares (if any), i.e., each such Ordinary Share converted therefrom shall have twenty (20) voting rights attached thereto.

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4. Information and Inspection Rights.

4.1. Delivery of Financial Statements. The Group Companies shall deliver to each Rights Holder the following documents or reports:

(i) within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by the Auditor, all prepared in accordance with the Accounting Standards, and shall inform each Rights Holder any material change of the Group Companies; provided that if the Company fails to finish the audit within the aforesaid time limit, upon written request of any Right Holder, the Company shall first provide to such Right Holder with the unaudited and consolidated income statement, statement of cash flows and balance sheet for the Company as of the end of such fiscal year within ninety (90) days after the end of such fiscal year; and

(ii) copies of all documents or other information sent to all other Members and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than ten (10) days after such documents or information are filed by the Company.

4.2. Inspection Rights. The Group Companies, the Founder Holding Company and the Founder covenant and agree that each Rights Holder shall have the right, at its own expenses, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on three (3) Business Days prior written notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers; provided that such Right Holders shall keep all information obtained under this Section 4.2 confidential, and not provide such information to any third party other than its Affiliates (including the entities such Rights Holders directly or indirectly invested in) for any purposes. For the avoidance of doubt, in no event shall any Right Holder use such information for the purpose of making investment decisions with respect to any other companies that are engaged in the Principal Business (as defined in the Purchase Agreement) or is otherwise competitive with the principal business of any of the Group Companies, regardless of whether such other company is an Affiliate of the Right Holders.

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5. Election of Directors.

5.1. Board of Directors.

(i) The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of nine (9) authorized Directors. The Founder Holding Company shall have right to designate, appoint, remove, replace and reappoint five (5) Directors on the Board (the “Ordinary Directors”); SEQUOIA CAPITAL CV IV HOLDCO, LTD. shall have right to designate, appoint, remove, replace and reappoint one (1) Director on the Board (the “Series A Director”), PASSION STREAM INVESTMENT LIMITED shall have right to designate, appoint, remove, replace and reappoint one (1) Director on the Board (the “Series B Director”), Series C Investor (Prime) shall have right to designate, appoint, remove, replace and reappoint one (1) Director on the Board (the “Series C Director”), the Series C-1 Investor shall have right to designate, appoint, remove, replace and reappoint one (1) Director on the Board (the “Series C-1 Director”, together with the Series A Director, the Series B Director and Series C Director, the “Preferred Shareholder Directors”). Each Director of the Board shall be entitled to cast one (1) vote in any Board meeting. The Company shall maintain two (2) observers of the Board (collectively the “Observers” and each an “Observer”), among which one shall be designated, appointed, removed, replaced and reappointed at any time or from time to time at the sole discretion of Yunfeng, and another one shall be designated, appointed, removed, replaced and reappointed at any time or from time to time at the sole discretion of CGC. The Observers shall be entitled to attend all meetings of the Board in a non-voting capacity and be entitled to the same notice, information and materials as the members of the Board.

(ii) Upon request by SEQUOIA CAPITAL CV IV HOLDCO, LTD., PASSION STREAM INVESTMENT LIMITED, Series C Investor (Prime) or Series C-1 Investor, subject to applicable Laws, each Group Company shall, as soon as possible, cause each other Group Company to, (x) have a board of directors or similar governing body (the “Subsidiary Board”), (y) the authorized size of each Subsidiary Board at all times be the same authorized size as the Board, and (z) the composition of each Subsidiary Board to at all times consist of the same persons as directors as those then on the Board.

5.2. Voting Agreements.

(i) With respect to each election of Directors of the Board, each holder of voting securities of the Company shall vote at each meeting of Members of the Company, or in lieu of any such meeting in any occasion that shall require such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at nine (9) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 5.1, and (iii) against any nominees not designated pursuant to Section 5.1.

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(ii) Any Director designated pursuant to Section 5.1 may be removed from the Board, either for or without cause, only upon the vote or written Consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 5.1, or by the Company at any time when the Person or group of Persons no longer are entitled to designate such Director pursuant to Section 5.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the Members of the Company (and given written consents in lieu thereof) in support of the foregoing.

(iii) The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to each Subsidiary Board of each director designated to serve on the Board pursuant to Section 5.1. Upon a removal or replacement of such director from the Board in accordance with Section 5.2(ii), the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from each Subsidiary Board.

5.3. Quorum. The Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) seven (7) Directors of the Company then in office, consisting of all the Series A Director, the Series B Director, the Series C Director and Series C-1 Director, and the Parties shall cause the foregoing to be the quorum requirements for the Board. Notwithstanding the foregoing, if notice of the Board meeting has been duly delivered to all Directors of the Board five (5) days prior to the scheduled meeting in accordance with the notice procedures under the Memorandum and Articles, and the number of Directors required to be present under this Section 5.3 for such meeting to proceed is not present within one (1) hour from the time appointed for the meeting, each holder of voting securities of the Company shall procure that the Directors present at the meeting shall adjourn the meeting to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all Directors three (3) Business Days prior to the adjourned meeting in accordance with the notice procedures under the Memorandum and Articles (the “First Adjourned Board Meeting”). The attendance of at least two (2) Ordinary Directors, the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director shall constitute a quorum for the First Adjourned Board Meeting and, if at the First Adjourned Board Meeting, the number of Directors required to be present under this Section 5.3 for such meeting to proceed is still not present within half an hour from the time appointed for the meeting, the First Adjourned Board Meeting shall again be adjourned to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all Directors three (3) Business Days prior to the adjourned meeting in accordance with the notice procedures under the Memorandum and Articles (the “Second Adjourned Board Meeting”) and the attendance of at least two (2) Ordinary Directors and three (3) Preferred Shareholder Directors shall constitute a quorum for such Second Adjourned Board Meeting and the presence of the other Directors shall not be required for the quorum of such Second Adjourned Board Meeting.

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5.4. Expenses. The Company will promptly pay or reimburse each non- employee Board member, each Observer and each non-employee Subsidiary Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

5.5. Alternates. Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

5.6. Appointment of CFO. It is agreed that the chief financial officer of the Company shall be appointed by the Board of Directors.

6. Protective Provisions.

6.1. Approval by Shareholders. The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the shareholders holding a majority of the voting power of all issued and outstanding Shares of the Company (voting as a single class and on an as-converted basis, and for the avoidance of doubt, each Ordinary Share directly or indirectly held by the Founder or the Founder Holding Company shall have twenty (20) votes)) in advance:

(i) any action that materially alters, changes, dilutes or otherwise affects the rights, preferences, privileges or obligations of any Preferred Share; notwithstanding the foregoing and for the avoidance of doubt, any such amendment, modification or waiver in regard to the variation of rights attached to one or more specific classes or series of Preferred Shares shall require the consent in writing of the holder(s) of more than fifty percent (50%) of the issued and outstanding shares of such classes or series and shall not be subject to the approval requirements under this subsection (i);

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(ii) any material amendment or modification to or waiver under any of the Memorandum and Articles of the Company, the articles of association of any other Group Company or any other Transaction Document; notwithstanding the foregoing and for the avoidance of doubt, any such amendment, modification or waiver in regard to the variation of rights attached to one or more specific classes or series of Preferred Shares shall require the consent in writing of the holder(s) of more than fifty percent (50%) of the issued and outstanding shares of such classes or series and shall not be subject to the approval requirements under this subsection (ii);

(iii) enter into any transaction that will constitute a Trade Sale; For the avoidance of doubt, any transfer of Shares among the then existing shareholders of any Group Company shall not constitute a Trade Sale;

(iv) cease to conduct or carry on its business substantially as now conducted by any Group Company, any Group Company’s change of any material part of its business or enter into new business line that is outside of the existing scope of business of the Group;

(v) liquidation, dissolution or winding up of any Group Company;

(vi) amendment to the composition or the decision-making process of the Board or any Subsidiary Board;

(vii) increase or decrease of the registered capital or authorized capital of any Group Company; issuance of any Equity Securities of any Group Company or increase of the number of shareholders of any Group Company; change of the shareholding percentage of any shareholder other than the Investors after Closing; or doing any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company, excluding: (a) any issuance of Conversion Shares, (b) any issuance of Ordinary Shares by the Company in accordance with the ESOP; and (c) any issuance of Equity Securities by reason of share splits or share dividends;

(viii) merger, spin-off, consolidation, or other corporate reorganization;

(ix) any establishment (other than the duly establishment of any ESOP prior to the Closing), amendment, implementation or termination of, or change in the share reserve under, the ESOP or any other share incentive plan (for the avoidance of doubt, not including the document formats thereof) of the Group Companies;

(x) purchase, repurchase or redemption of the equity interest of any Group Company (other than purchase, repurchase or redemption of Shares of the Founder Holding Company, the Founding Partner Holding Companies or employees pursuant to the share incentive plans);

(xi) amendment or termination of any Control Document involving any Group Company whose revenue or assets constitute more than ten percent (10%) of the total revenue or assets of the Group in the preceding year or otherwise have a material impact on the Group;

(xii) change of the legal form of any Group Company;

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(xiii) payment or declaration of any dividend or making any distributions on the Equity Securities of any Group Company, or the change of the dividend policies of any Group Company; and

(xiv) any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

Notwithstanding anything to the contrary contained herein, with respect to any act listed above, where such act has been approved in writing by the shareholders holding a majority of the voting power of all issued and outstanding Shares pursuant to the foregoing mechanism, each of the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders, the Majority Series C-1 Preferred Holders, the Majority Series C-2 Preferred Holders and the Majority Series D Preferred Holders shall have the right to raise objection to such act in writing. In the event that any of the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders, the Majority Series C-1 Preferred Holders, the Majority Series C-2 Preferred Holders and the Majority Series D Preferred Holders raises objection to an act, such act shall be submitted to the Members’ meeting and shall only be approved in writing by the shareholders holding at least two-thirds (2/3) of all issued and outstanding Shares of the Company (on an as-converted basis, and assuming each Share shall have one (1) vote) present at a Members’ meeting, and for the sole purpose of voting at said Members’ meetings, each of the Founder Holding Company, the Founding Partner Holding Companies and the Key Holder Holding Companies shall vote on a pro rata basis in accordance with the number of Shares held by it in the Company and are not entitled to the Super Voting Rights provided for in Section 3.6.

6.2. Approval by the Board. The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by at least two- thirds (2/3) of the Directors present at a Board meeting in advance:

(i) approval of the business plan and annual fiscal budget plan and the incurrence of any cost exceeding thirty percent (30%) in the aggregate in deviation of the annual fiscal plan of any Group Company;

(ii) entry into any of the following transactions by any Group Company: (a) incurrence of any indebtedness or cost or extension of any guarantee for indebtedness in excess of US$1,000,000, which is out of the annual fiscal plan or the ordinary course of business of the Group Companies; (b) purchase of any business/asset involving an amount in excess of US$1,000,000; (c) sell, mortgage, encumber, lease, transfer, license or disposal of any fixed/movable assets or business, the book value of which is in excess of US$500,000, or the book value of which is lower than US$500,000 but is of significance to, and the lack of which will have Material Adverse Effect on such Group Company; (d) extension of any loan or guarantee for indebtedness in excess of US$500,000 in the aggregate to the employees and/or directors of the Group Companies in any consecutive twelve (12) months, except for those occurred in the ordinary course of business; (e) extension of any loan to or from any other third party other than the employees and/or directors of the Group Companies or incurrence of any indebtedness in excess of US$1,000,000 for a single transaction or US$2,000,000 in aggregate in any consecutive twelve (12) months, which is out of the ordinary course of business of the Group Companies; (f) making investment in any third party involving an amount in excess of US$1,000,000 (including without limitation the purchase of all or part of the equity interest, assets or operations of such third party, or merge with such third party), or forming any joint venture with any third party involving an amount in excess of US$1,000,000; (g) approval of any entry into or amendment to any transaction (involving an amount exceeding US$500,000 in one single transaction or US$1,000,000 in the aggregate with one counter-party in any twelve (12) consecutive months) with any Affiliate of any Group Company, any shareholder of any Group Company or such shareholder’s Affiliate, other than those have expressly been approved hereunder or pursuant to the annual business plan or annual fiscal plan as duly approved by the Board;

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(iii) settlement of any litigation or arbitration involving an amount in excess of US$1,000,000;

(iv) appointment, removal and replacement of the Auditor of any Group Company or any material change in the accounting and financial policies of any Group Company;

(v) hire or fire any senior management staff whose annual salary exceeds US$200,000, or increase of the annual salary of any senior management staff whose annual salary exceeds US$120,000 involving an amount of thirty percent (30%) or more of such annual salary; any change of Founding Partners;

(vi) any adoption (other than those duly adopted prior to the Closing) or amendment of the document formats of the ESOP or any other share incentive plan of the Group Companies, the determination or modification of the exercise schedule (related to required service year or service target) or the exercise price for any share options or other equity incentives;

(vii) approval of any initial public offering of any Group Company (including but not limited to any Qualified IPO), selection of underwriters or listing exchange therefor, determination of the valuation interval determined by the underwriters, the valuation for the public offer, and other terms and conditions thereof;

(viii) any sale, transfer or otherwise disposal of assets, business, business lines or units or any Equity Securities held by any shareholder other than the Investors in any Group Company involving an amount in excess of US$500,000 and occurring outside of the ordinary course of business; and

(ix) any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

7. Redemption Rights.

7.1. Redemption.

(i) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, (iii) any material breach of the Transaction Documents to which any Series D Investor is a party or any material violation of applicable Laws by any Group Company, Founder, Founder Holding Company, Key Holder or Key Holder Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series A Preferred Shares requests redemption of all or any part of the outstanding Series A Preferred Shares in accordance with Section 7.1 (vi), any holder(s) of Series B Preferred Shares requests redemption of all or any part of the outstanding Series B Preferred Shares in accordance with Section 7.1 (v), any holder(s) of Series C Preferred Shares requests redemption of all or any part of the outstanding Series C Preferred Shares in accordance with Section 7.1 (iv), the Series C-1 Investor requests redemption of all or any part of the outstanding Series C-1 Preferred Shares in accordance with Section 7.1 (iii), or the Series C-2 Investor requests redemption of all or any part of the outstanding Series C-2 Preferred Shares in accordance with Section 7.1 (ii), any holder(s) of Series D Preferred Shares (each, an “Initiating Series D Preferred Holder”, and collectively, the “Initiating Series D Preferred Holders”), may give a written notice delivered in person or by post or courier service to the Company at its principal executive offices at any time (the “Series D Redemption Notice”) requesting redemption of all or any part of the outstanding Series D Preferred Shares held by the Initiating Series D Preferred Holder(s) (each, a “Redeeming Series D Preferred Share”, and collectively, the “Redeeming Series D Preferred Shares”), in which case the Company shall (1) promptly thereafter provide the Initiating Series D Preferred Holder(s) and other holders of Series D Preferred Shares who elect to participate in such redemption (together with the Initiating Series D Preferred Holders, each, a “Redeeming Series D Preferred Holder”, and collectively, the “Redeeming Series D Preferred Holders”) (pursuant to Articles 108 through 112 of the Memorandum and Articles) of the Series D Redemption Notice and of their right to participate in such redemption, and (2) pay to the Redeeming Series D Preferred Holder(s), for each Redeeming Series D Preferred Share, an amount equal to the Series D Issue Price with an eight percent (8%) compounded per annum return on the Series D Issue Price calculated starting from the Series D Issue Date to the Series D Redemption Price Payment Date (as defined below) (collectively, the “Series D Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series D Redemption Price for all Redeeming Series D Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series D Redemption Notice (the “Series D Redemption Price Payment Date”).

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(ii) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, (iii) any material breach of the Transaction Documents to which any Series C-2 Investor is a party or any material violation of applicable Laws by any Group Company, Founder, Founder Holding Company, Key Holder or Key Holder Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series A Preferred Shares requests redemption of all or any part of the outstanding Series A Preferred Shares in accordance with Section 7.1 (vi), any holder(s) of Series B Preferred Shares requests redemption of all or any part of the outstanding Series B Preferred Shares in accordance with Section 7.1 (v), any holder(s) of Series C Preferred Shares requests redemption of all or any part of the outstanding Series C Preferred Shares in accordance with Section 7.1 (iv), or the Series C-1 Investor requests redemption of all or any part of the outstanding Series C-1 Preferred Shares in accordance with Section 7.1 (iii), any holder(s) of Series C-2 Preferred Shares (each, an “Initiating Series C-2 Preferred Holder”, and collectively, the “Initiating Series C-2 Preferred Holders”), may give a written notice delivered in person or by post or courier service to the Company at its principal executive offices at any time (the “Series C-2 Redemption Notice”) requesting redemption of all or any part of the outstanding Series C-2 Preferred Shares held by the Initiating Series C-2 Preferred Holder(s) (each, a “Redeeming Series C-2 Preferred Share”, and collectively, the “Redeeming Series C-2 Preferred Shares”), in which case the Company shall (1) promptly thereafter provide the Initiating Series C-2 Preferred Holder(s) and other holders of Series C-2 Preferred Shares who elect to participate in such redemption (together with the Initiating Series C-2 Preferred Holders, each, a “Redeeming Series C-2 Preferred Holder”, and collectively, the “Redeeming Series C-2 Preferred Holders”) (pursuant to Articles 108 through 112 of the Memorandum and Articles) of the Series C-2 Redemption Notice and of their right to participate in such redemption, and (2) pay to the Redeeming Series C-2 Preferred Holder(s), for each Redeeming Series C-2 Preferred Share, an amount equal to the Series C-2 Issue Price with an eight percent (8%) compounded per annum return on the Series C-2 Issue Price calculated starting from the Series C-2 Issue Date to the Series C-2 Redemption Price Payment Date (as defined below) (collectively, the “Series C-2 Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series C-2 Redemption Price for all Redeeming Series C-2 Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series C-2 Redemption Notice (the “Series C-2 Redemption Price Payment Date”).

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(iii) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, (iii) any material breach of the Transaction Documents to which any Series C-1 Investor is a party by any Group Company, Founder, Founder Holding Company, Key Holder or Key Holder Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series A Preferred Shares requests redemption of all or any part of the outstanding Series A Preferred Shares in accordance with Section 7.1 (vi), or any holder(s) of Series B Preferred Shares requests redemption of all or any part of the outstanding Series B Preferred Shares in accordance with Section 7.1 (v), or any holder(s) of Series C Preferred Shares requests redemption of all or any part of the outstanding Series C Preferred Shares in accordance with Section 7.1 (iv), the Series C-1 Investor, may give a written notice delivered in person or by post or courier service to the Company at its principal executive offices at any time (the “Series C-1 Redemption Notice”) requesting redemption of all or any part of the outstanding Series C-1 Preferred Shares held by it (each, a “Redeeming Series C-1 Preferred Share”, and collectively, the “Redeeming Series C-1 Preferred Shares”), in which case the Company shall (1) promptly thereafter provide all of the other holders of Series C-1 Preferred Shares and the holders of all other series of Preferred Shares notice (pursuant to Articles 108 through 112 of the Memorandum and Articles) of the Series C-1 Redemption Notice and of their right to participate in such redemption, and (2) pay to the Series C-1 Investor, for each Redeeming Series C-1 Preferred Share, an amount equal to the Series C-1 Issue Price with an eight percent (8%) compounded per annum return on the Series C-1 Issue Price calculated starting from the Series C-1 Issue Date to the Series C-1 Redemption Price Payment Date (as defined below) (collectively, the “Series C-1 Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series C-1 Redemption Price for all Redeeming Series C-1 Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series C-1 Redemption Notice (the “Series C-1 Redemption Price Payment Date”).

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(iv) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, (iii) any material breach of the Transaction Documents to which the holder(s) of Series C Preferred Shares are parties by any Group Company, Founder, Founder Holding Company, Key Holder or Key Holder Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series A Preferred Shares requests redemption of all or any part of the outstanding Series A Preferred Shares in accordance with Section 7.1 (vi), any holder(s) of Series B Preferred Shares requests redemption of all or any part of the outstanding Series B Preferred Shares in accordance with Section 7.1 (v) or, the Series C-1 Investor requests redemption of all or any part of the outstanding Series C-1 Preferred Shares in accordance with Section 7.1 (iii), any holder(s) of Series C Preferred Shares (each, an “Initiating Series C Preferred Holder”, and collectively, the “Initiating Series C Preferred Holders”), may give a written notice delivered in person or by post or courier service to the Company at its principal executive offices at any time (the “Series C Redemption Notice”) requesting redemption of all or any part of the outstanding Series C Preferred Shares held by such Initiating Series C Preferred Share Holder(s) (each, a “Redeeming Series C Preferred Share”, and collectively, the “Redeeming Series C Preferred Shares”), in which case the Company shall (1) promptly thereafter provide all of the other holders of Series C Preferred Shares and the holders of all other series of Preferred Shares notice (pursuant to Articles 108 through 112 of the Memorandum and Articles) of the Series C Redemption Notice and of their right to participate in such redemption, and (2) pay to the Initiating Series C Preferred Holder(s) and other holders of Series C Preferred Shares who elect to participate in such redemption (together with the Initiating Series C Preferred Holders, each, a “Redeeming Series C Preferred Holder”, and collectively, the “Redeeming Series C Preferred Holders”), for each Redeeming Series C Preferred Share, an amount equal to the Series C Issue Price with an eight percent (8%) compounded per annum return on the Series C Issue Price calculated starting from the Series C Issue Date to the Series C Redemption Price Payment Date (as defined below) (collectively, the “Series C Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series C Redemption Price for all Redeeming Series C Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series C Redemption Notice (the “Series C Redemption Price Payment Date”).

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(v) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, (iii) any material breach of the Transaction Documents to which the holder(s) of Series B Preferred Shares are parties by any Group Company, Founder, Founder Holding Company, Key Holder or Key Holder Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series A Preferred Shares requests redemption of all or any part of the outstanding Series A Preferred Shares in accordance with Section 7.1 (vi), any holder(s) of Series C Preferred Shares requests redemption of all or any part of the outstanding Series C Preferred Shares in accordance with Section 7.1 (iv) or the Series C-1 Investor requests redemption of all or any part of the outstanding Series C-1 Preferred Shares in accordance with Section 7.1 (iii), any holder(s) of Series B Preferred Shares (each, an “Initiating Series B Preferred Holder”, and collectively, the “Initiating Series B Preferred Holders”), may give a written notice delivered in person or by post or courier service to the Company at its principal executive offices at any time (the “Series B Redemption Notice”) requesting redemption of all or any part of the outstanding Series B Preferred Shares held by such Initiating Series B Preferred Share Holder(s) (each, a “Redeeming Series B Preferred Share”, and collectively, the “Redeeming Series B Preferred Shares”), in which case the Company shall (1) promptly thereafter provide all of the other holders of Series B Preferred Shares and the holders of all other series of Preferred Shares notice (pursuant to Articles 108 through 112 of the Memorandum and Articles) of the Series B Redemption Notice and of their right to participate in such redemption, and (2) pay to the Initiating Series B Preferred Holder(s) and other holders of Series B Preferred Shares who elect to participate in such redemption (together with the Initiating Series B Preferred Holders, each, a “Redeeming Series B Preferred Holder”, and collectively, the “Redeeming Series B Preferred Holders”), for each Redeeming Series B Preferred Share, an amount equal to the Series B Issue Price with an eight percent (8%) compounded per annum return on the Series B Issue Price calculated starting from the Series B Issue Date to the Series B Redemption Price Payment Date (as defined below) (collectively, the “Series B Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series B Redemption Price for all Redeeming Series B Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series B Redemption Notice (the “Series B Redemption Price Payment Date”).

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(vi) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, or (iii) any material breach of the Transaction Documents to which the holder(s) of Series A Preferred Shares are parties by any Group Company, Founder, Founder Holding Company, Key Holder or Key Holder Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series B Preferred Shares requests redemption of all or any part of the outstanding Series B Preferred Shares in accordance with Section 7.1 (v), any holder(s) of Series C Preferred Shares requests redemption of all or any part of the outstanding Series C Preferred Shares in accordance with Section 7.1 (iv) or the Series C-1 Investor requests redemption of all or any part of the outstanding Series C-1 Preferred Shares in accordance with Section 7.1 (iii), any holder(s) of Series A Preferred Shares (each, an “Initiating Series A Preferred Holder”, and collectively, the “Initiating Series A Preferred Holders”), may give a written notice by hand or letter mail or courier service to the Company at its principal executive offices at any time (the “Series A Redemption Notice”) requesting redemption of all or any part of the outstanding Series A Preferred Shares held by such Initiating Series A Preferred Share Holder(s) (each, a “Redeeming Series A Preferred Share”, and collectively, the “Redeeming Series A Preferred Shares”), in which case the Company shall (1) promptly thereafter provide all of the other holders of Series A Preferred Shares and the holders of all other series of Preferred Shares notice (pursuant to Articles 108 through 112 of the Memorandum and Articles) of the Series A Redemption Notice and of their right to participate in such redemption, and (2) pay to the Initiating Series A Preferred Holder(s) and other holders of Series A Preferred Shares who elect to participate in such redemption (together with the Initiating Series A Preferred Holders, each, a “Redeeming Series A Preferred Holder”, and collectively, the “Redeeming Series A Preferred Holders”), an amount equal to the Series A Issue Price with an eight percent (8%) compounded per annum return calculated starting from the Series A Issue Date to the Series A Redemption Price Payment Date (as defined below) (collectively, the “Series A Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series A Redemption Price for all Redeeming Series A Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series A Redemption Notice (the “Series A Redemption Price Payment Date”).

(vii) Notwithstanding the foregoing of this Section 7.1, in the event that (i) there is a chance of Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025, and any Group Company has, or the Group Companies taken as a whole have, qualified for such Qualified IPO or a Trade Sale, and (ii) such Qualified IPO or Trade Sale is disapproved by any holder(s) of Preferred Shares or the directors nominated by the holder(s) of Preferred Shares pursuant to Section 6.1 and Section 6.2, such dissenting holder(s) of Preferred Shares who voted against such Qualified IPO or Trade Sale shall not be entitled to any redemption rights in accordance with this Section 7.1.

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7.2. Insufficient Funds. If the Company fails to pay on the Series A Redemption Price Payment Date the full Series A Redemption Price, or to pay on the Series B Redemption Price Payment Date the full Series B Redemption Price, or to pay on the Series C Redemption Price Payment Date the full Series C Redemption Price, or to pay on the Series C-1 Redemption Price Payment Date the full Series C-1 Redemption Price, or to pay on the Series C-2 Redemption Price Payment Date the full Series C-2 Redemption Price, or to pay on the Series D Redemption Price Payment Date the full Series D Redemption Price, because it has inadequate funds legally available therefor or for any other reason, those assets or funds which are legally available shall be used, to the extent permitted by applicable Law, (i) to make partial redemption of the Series D Preferred Shares so that the number of Series D Preferred Shares held by the Series D Investors shall be reduced accordingly, provided that such partial redemption shall be allocated ratably among the Redeeming Series D Preferred Holders in proportion to the redemption payments each such Redeeming Series D Preferred Holder is otherwise entitled to receive and, (ii) after all the Series D Redemption Price for the Redeeming Series D Preferred Shares has been paid in full, the remaining portion of the Company’s assets or funds that are legally available shall be distributed to the Series C-2 Investor(s) to make partial redemption of the Series C- 2 Preferred Shares so that the number of Series C-2 Preferred Shares held by the Series C-2 Investor shall be reduced accordingly, provided that such partial redemption shall be allocated ratably among the Redeeming Series C-2 Preferred Holders in proportion to the redemption payments each such Redeeming Series C-2 Preferred Holder is otherwise entitled to receive and, (iii) after all the Series D Redemption Price for the Redeeming Series D Preferred Shares and all the Series C-2 Redemption Price for the Redeeming Series C-2 Preferred Shares have been paid in full, the remaining portion of the Company’s assets or funds that are legally available shall be distributed to the Redeeming Series C-1 Preferred Holders to make partial redemption of the Series C-1 Preferred Shares so that the number of Series C-1 Preferred Shares held by each Redeeming Series C-1 Preferred Holder shall be reduced accordingly, provided that such partial redemption shall be allocated ratably among the Redeeming Series C-1 Preferred Holders in proportion to the redemption payments each such Redeeming Series C-1 Preferred Holder is otherwise entitled to receive and, (iv) after all the Series D Redemption Price for the Redeeming Series D Preferred Shares, all the Series C-2 Redemption Price for the Redeeming Series C-2 Preferred Shares and all the Series C- 1 Redemption Price for the Redeeming Series C-1 Preferred Shares have been paid in full, the remaining portion of the Company’s assets or funds that are legally available shall be distributed to the Redeeming Series C Preferred Holders to make partial redemption of the Series C Preferred Shares so that the number of Series C Preferred Shares held by each Redeeming Series C Preferred Holder shall be reduced accordingly, provided that such partial redemption shall be allocated ratably among the Redeeming Series C Preferred Holders in proportion to the redemption payments each such Redeeming Series C Preferred Holder is otherwise entitled to receive and, (v) after all the Series D Redemption Price for the Redeeming Series D Preferred Shares, all the Series C-2 Redemption Price for the Redeeming Series C-2 Preferred Shares, all the Series C-1 Redemption Price for the Redeeming Series C-1 Preferred Shares and all the Series C Redemption Price for the Redeeming Series C Preferred Shares have been paid in full, the remaining portion of the Company’s assets or funds that are legally available shall be distributed to the Redeeming Series A Preferred Holders and the Redeeming Series B Preferred Holders, on a pari passu basis with each other, ratably in proportion to all of the redemption payments otherwise due to each of such Redeeming Series A Preferred Holders and Redeeming Series B Preferred Holders pursuant to Section 7.1. Thereafter, the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro- rata manner against each Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share in proportion to the relative remaining amounts owed thereon (provided that no Series A Redemption Price or Series B Redemption Price or Series C Redemption Price or Series C-1 Redemption Price shall be paid until full payment of the Series C-2 Redemption Price having been paid first, and no Series A Redemption Price or Series B Redemption Price or Series C Redemption Price or Series C-1 Redemption Price or Series C-2 Redemption Price shall be paid until full payment of the Series D Redemption Price having been paid first), such that, in any case, the full Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series C-1 Redemption Price, Series C-2 Redemption Price and Series D Redemption Price shall not be deemed to have been paid in respect of any Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share and the redemption shall not be deemed to have been consummated in respect of any Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share on the Series A Redemption Price Payment Date, Series B Redemption Price Payment Date, Series C Redemption Price Payment Date, Series C-1 Redemption Price Payment Date, Series C-2 Redemption Price Payment Date and Series D Redemption Price Payment Date and each Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share shall remain entitled to all of its rights, including (without limitation) its voting rights, in respect of each Redeeming Series A Preferred Share, Redeeming Series B Preferred Share and Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share, and each of the Redeeming Series A Preferred Shares, the Redeeming Series B Preferred Shares, the Redeeming Series C Preferred Shares, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Shares and Redeeming Series D Preferred Shares shall remain “outstanding” for the purposes of this Agreement, until such time as the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series C-1 Redemption Price, the Series C-2 Redemption Price and the Series D Redemption Price in respect of each Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C- 2 Preferred Share and Redeeming Series D Preferred Share has been paid in full (respectively, the “Series A Redemption Date”, the “Series B Redemption Date”, the “Series C Redemption Date”, the “Series C-1 Redemption Date”, the “Series C-2 Redemption Date” and the “Series D Redemption Date”) whereupon all such rights shall automatically cease. Any portion of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, Series C-1 Redemption Price, Series C-2 Redemption Price or Series D Redemption Price not paid by the Company in respect of any Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share or Redeeming Series D Preferred Shares on the Series A Redemption Price Payment Date, the Series B Redemption Price Payment Date, the Series C Redemption Price Payment Date, the Series C-1 Redemption Price Payment Date, the Series C-2 Redemption Price Payment Date or the Series D Redemption Price Payment Date shall continue to be owed to the holder thereof and shall accrue interest at a compounded rate of eight percent (8%) per annum from the Series A Redemption Price Payment Date, the Series B Redemption Price Payment Date, the Series C Redemption Price Payment Date, the Series C-1 Redemption Price Payment Date, the Series C-2 Redemption Price Payment Date or the Series D Redemption Price Payment Date till the date on which such portion of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series C-1 Redemption Price Payment Date, the Series C-2 Redemption Price or the Series D Redemption Price is actually paid by the Company.

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7.3. Waivers. The Company may, with the approval of the Members’ meeting in accordance with Section 6.1, and without the need to amend this Agreement, modify, waive, or deviate from any of the requirements of, or procedures set forth in, this Agreement, provided that if any such modification, waiver, or deviation has a Material Adverse Effect on any of the Redeeming Series A Preferred Holders, the Redeeming Series B Preferred Holders, the Redeeming Series C Preferred Holders, the Series C-1 Investor, the Redeeming Series C-2 Preferred Holders or the Redeeming Series D Preferred Holders as compared on a relative basis (based on the amounts they are entitled to receive on redemption) to other Redeeming Holder(s), the Consent of such Series A Redeeming Holder, Series B Redeeming Holder, Series C Redeeming Holder, Series C-1 Investor, Redeeming Series C-2 Preferred Holders or Redeeming Series D Preferred Holders whose interests are being materially adversely affected shall be required.

7.4. No Impairment. Once the Company has received a Series A Redemption Notice, Series B Redemption Notice, Series C Redemption Notice, Series C-1 Redemption Notice, Series C-2 Redemption Notice or Series D Redemption Notice, it shall not (and shall not permit any Subsidiary of the Company to) take any action which could have the effect of delaying, undermining or restricting the redemption, and the Company shall in good faith use all reasonable efforts as expeditiously as possible to increase the amount of legally available redemption funds including without limitation, causing any other Group Company to distribute any and all available funds to the Company for purposes of paying the Series A Redemption Price for all Redeeming Series A Preferred Shares on the Series A Redemption Price Payment Date, paying the Series B Redemption Price for all Redeeming Series B Preferred Shares on the Series B Redemption Price Payment Date, paying the Series C Redemption Price for all Redeeming Series C Preferred Shares on the Series C Redemption Price Payment Date, paying the Series C-1 Redemption Price for all Redeeming Series C-1 Preferred Shares on the Series C-1 Redemption Price Payment Date, paying the Series C-2 Redemption Price for all Redeeming Series C-2 Preferred Shares on the Series C-2 Redemption Price Payment Date and paying the Series D Redemption Price for all Redeeming Series D Preferred Shares on the Series D Redemption Price Payment Date, and until the date on which each Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share is redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

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8. Drag-along Right

8.1. After the date of December 31, 2025, in the event that any holder of Preferred Shares receives a written offer for a Trade Sale in which the valuation of the Company is no less than US$800,000,000, and if such offered Trade Sale is approved and agreed by the Majority Preferred Holders (collectively, the “Drag-Along Holders”, as so approved and agreed, the “Approved Sale”), then upon the receipt of written notice from the Drag-Along Holders and within thirty (30) days thereafter, the Company and each of the Members of the Company shall consent to, enter into any agreement in connection with, participate in, and if applicable, shall cause all other Members of the Company to promptly consent to, enter into any agreement in connection with, and participate in, such Approved Sale.

8.2. In the event that there are any Members that do not participate in the Approved Sale within the period as provided in Section 8.1, the Company shall as per Drag-Along Holders’ request, promptly notify each of such non-participating Members of the Company (the “Remaining Members”) in writing of an Approved Sale and the material terms and conditions of such Approved Sale, whereupon each Remaining Member shall, in accordance with instructions received from the Company (which shall be acceptable to the Drag-Along Holders), vote all of its voting securities of the Company in favor of, otherwise consent in writing to, and/or otherwise sell or transfer all of its shares in such Approved Sale (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed by the Drag-Along Holders. In furtherance of the foregoing, the Company is expressly authorized by each Remaining Member to take any and all of the following actions on such Remaining Member’s behalf (without receipt of any further consent by such Remaining Member): (i) vote all of the voting securities of such Remaining Member in favor of any such Approved Sale; (ii) otherwise consent on such Remaining Member’s behalf to such Approved Sale; (iii) sell all of such Remaining Member’s shares in such Approved Sale, in accordance with the terms and conditions of Section 8.1; and (iv) act as such Remaining Member’s attorney-in-fact in relation to any such Approved Sale and have the full authority to sign and deliver, on behalf of such Remaining Member, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate.

8.3. In furtherance of the foregoing, in the event an Approved Sale is to be brought to a vote at a general meeting, each Member entitled to vote at such meeting agrees:

i. to be present, in person or by proxy, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and the presence of the number of votes necessary for the effectiveness of any Member resolutions;

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ii. to vote (in person, by proxy or by action by written consent, as applicable) all shares of the Company as to which it has record or beneficial ownership in favor of such Approved Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Approved Sale;

iii. to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Laws at any time with respect to such Approved Sale; and

iv. to execute and deliver all related documentation and take such other action in support of the Approved Sale as shall reasonably be requested by the Drag- Along Holders.

8.4. It is expressly agreed that the Approved Sale shall not be deemed as a Deemed Liquidation Event under the Memorandum and Articles, and all the proceeds from the Approved Sale shall be distributed to all Shareholders of the Company on a pro rata basis.

9. Additional Covenants.

9.1. Control Documents. The Founder, the Founder Holding Company, the Key Holders, the Key Holders Holding Companies and the Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. Any termination, or material modification or waiver of, or material amendment to any Control Documents shall require the written Consents of the Majority Preferred Holders. If any of the Control Documents becomes illegal, void or unenforceable under the PRC Laws after the date hereof, the Parties (other than the Investors) shall devise a feasible alternative legal structure reasonably satisfactory to the Majority Preferred Holders which gives effect to the intentions of the parties in each Control Document and the economic arrangement thereunder as closely as possible.

9.2. Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Investors such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

9.3. Option to Purchase the Domestic Companies. The Parties hereby acknowledge and agree that, as part of the consideration for the Investors’ investment in the Company and other valuable consideration, the Company has the option, exercisable by the Company or any then Subsidiary thereof at any time (provided that such purchase by the Company or such subsidiary is permitted under the then applicable Laws of the PRC), to purchase or transfer to an Affiliate of the Company the entire equity interest of each Domestic Company from the respective shareholders of such Domestic Company at the lowest amount permitted under the Laws of the PRC then applicable. The Parties further agree to effect such transfer of equity interests in the Domestic Companies upon and only upon receipt of the written request of the Company, provided that such transfer shall at the time of such request be permissible under the Laws of the PRC then applicable.

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9.4. Compliance with Laws; Registrations.

(i) The Group Companies shall, and the Founder and the Founder Holding Company shall cause the Group Companies to, conduct their respective business in compliance in all respects with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e- commerce, intellectual property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Parties (other than the Investors) shall cause each Group Company not to, and the Parties shall use their best efforts to ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a US Person), the U.K. Bribery Act, or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company. The Group Companies shall, and the Founder and the Founder Holding Company shall cause the Group Companies to, and the Parties shall use their best efforts to ensure that its and their respective Affiliates and its respective officers, directors, and representatives (1) cease all of its or their respective activities, as well as remediate any actions taken by each of the Group Companies and any of its Subsidiaries, Affiliates, or its respective officers, directors, or representatives in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law; and (ii) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

(ii) Without limiting the generality of the foregoing, the Founder, the Founder Holding Company and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

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9.5. Stock Option Plan.

(i) The Phase II Stock Option Shares shall be issuable to the officers, directors, employees, consultants or service providers of the Group Companies subject to approval procedures provided in Section 6 of this Agreement, corresponding to which 317,179,685 Ordinary Shares shall have been newly reserved immediately after the Series C-1 Closing for the purposes of the Phase II Stock Option. Notwithstanding the foregoing, neither the reservation of the Phase II Stock Option Shares nor the issuance thereof in accordance with the above mechanisms shall dilute the shareholding percentage, immediately after the Series C-1 Closing and on a fully-diluted basis, of the Ordinary Shares reserved for Phase I Stock Option prior to the Closing, for the purpose of which 49,557,298 Ordinary Shares shall have been newly reserved for the Phase I Stock Option (the “Anti-dilutive Phase I Stock Option Share Issuance”) at the same time with the reservation of the Phase II Stock Option Shares. Prior to the Qualified IPO or Trade Sale of the Company, unless otherwise approved by the shareholders of the Company according to Section 6.1 of this Agreement, no additional option shares shall be further issued. The Phase III Stock Option Shares shall be issuable to the officers, directors, employees, consultants or service providers of the Group Companies subject to approval procedures provided in Section 6 of this Agreement, corresponding to which 48,521,302 Ordinary Shares shall have been newly reserved immediately after the Closing for the purposes of the Phase III Stock Option.

(ii) In the event that the Company is approved by the Board of the Company for an IPO according to Section 6.2 of this Agreement (and the underwriter selected by the Board of the Company has confirmed in writing that the Company complies or the Group Companies (taken as a whole) comply with the qualifications and requirements under applicable Laws or by the relevant stock exchange for a Qualified IPO) or by the Members of the Company for a Trade Sale according to Section 6.1 of this Agreement, the Series A Preferred Holder, the Series B Preferred Holders, the Series C Preferred Holders and the Series C-1 Preferred Holder agree to take all reasonable steps permitted by Law (including but not limited to transfer certain number of Shares for nil consideration or at a nominal price or the lowest price permitted by applicable Laws or cause the Company to issue certain Shares), on a pro rata basis in proportion to their then respective shareholding ratio, to ensure that the shareholding percentage, immediately after the Closing and on a fully-diluted basis, of any of the Founder Holding Company, the Founding Partner Holding Companies and the Key Holder Holding Companies would not be diluted as a result of the reservation of the Phase II Stock Option Shares and the Anti-dilutive Phase I Stock Option Share Issuance or the issuance thereof in accordance with the above mechanisms under this section (ii). The Series A Preferred Holder, the Series B Preferred Holder, the Series C Preferred Holder and the Series C-1 Preferred Holder agree to compensate the Founder Holding Company, the Founding Partner Holding Companies, the Key Holder Holding Companies for such dilution by taking any necessary steps (the “Anti-dilutive Founder Share Compensation”). In the event that the said Anti-dilutive Founder Share Compensation takes the form of issuance of new Shares as a result of which the shareholding percentage of the ESOP (including options shares reserved under the Phase I Stock Option I and the Phase II Stock Option) will be diluted, additional option shares shall be reserved to prevent such dilution and all holders of Preferred Shares shall cause said reservation of additional option shares to be approved by the shareholders of the Company according to Section 6.1 of this Agreement without further discussing the same. The said additional option shares shall be reserved prior to the consummation of Qualified IPO and Trade Sale of the Company, provided that, the Board of the Company have approved the Qualified IPO in accordance with Section 6 of this Agreement (and the underwriter the Board selects pursuant to Section 6.2 of this Agreement has confirmed in writing that the Company has satisfied the qualifications and requirements under applicable Laws or by the relevant stock exchange for the Qualified IPO) or the Members have approved a Trade Sale. For any avoidance of doubt, the Anti-dilutive Founder Share Compensation set forth herein and any additional option shares reserved or issued in connection with or for the purpose of the Anti- dilutive Founder Share Compensation shall not in any way dilute or adversely affect the shareholdings or shareholders’ right of the Series C-2 Investors and the Series D Investors.

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(iii) In the event of Section 9.5 (ii) above, if the Company, for any reason whatsoever, did not complete the Qualified IPO or Trade Sale prior to the December 31, 2025 for the closing of the transactions contemplated under the Purchase Agreement, the Founder Holding Company, the Key Holder Holding Companies or the Founding Partner Holding Companies shall, and the Founder, the Founding Partners and the Key Holder shall cause them to, transfer back the Ordinary Shares each of them has received for the Anti-dilutive Founder Share Compensation in a way permitted by applicable Laws. Any taxes applicable to the transaction of the said transfer back of Ordinary Shares shall be borne by the Company. In the event that the Series A Preferred Holder, Series B Preferred Holder, Series C Preferred Holder or Series C-1 Preferred Holder is required by any applicable Laws or the order of any competent Governmental Authority to pay said taxes, the Company shall compensate the Series A Preferred Holder, the Series B Preferred Holder, the Series C Preferred Holder and the Series C- 1 Preferred Holder in a way permitted by applicable Laws.

(iv) In the event that any prospective investor in the subsequent financing of the Company does not agree to this Section 9.5, the Series A Preferred Holder, the Series B Preferred Holder, the Series C Preferred Holder and the Series C- 1 Preferred Holder agree to take all reasonable steps permitted by Law (including but not limited to transfer certain number of Shares for nil consideration or at a nominal price or the lowest price permitted by applicable Laws or cause the Company to issue certain Shares) for the Anti-dilutive Founder Share Compensation.

(v) The Series A Preferred Holder, the Series B Preferred Holder, the Series C Preferred Holder and the Series C-1 Preferred Holder agree, in the event that any of the foregoing party has transferred any of Preferred Shares to any other Party, then such transferor shall procure the transferee to be subject to the terms and conditions of this Section 9.5, and the transferor shall file the document evidencing such agreement with the Company.,

(vi) As soon as practicable after the date hereof, the Company shall, and shall cause each Group Company to, obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary to effectuate the ESOP in the PRC in accordance with PRC Law, provided that the Company shall not grant or issue any awards or Shares pursuant to the ESOP to any grantee in the PRC if any authorization, consent, order or approval of any Governmental Authorities in connection with such grant or issuance has not been obtained.

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9.6. Non-compete.

(i) Unless otherwise agreed by the Board (including the affirmative votes or written consents of all the Preferred Shareholder Directors), the Series C-2 Investors and the Series D Investors, (a) the Founder and each Founding Partner shall, and the Group Companies and the Founder shall use his best efforts to cause each of the Key Employees to, devote his or her full time and attention to the business of the Group Companies and will use his or her best efforts to develop the business and interests of the Group Companies until the first anniversary of the date of the completion of IPO (unless the Founder’s or the Founding Partner’s earlier resignation is approved by the Board of Directors in accordance with Section 6.1), provided that such obligations above shall automatically terminate in the event that the Group Companies are acquired by any third parties in a Trade Sale prior to the first anniversary of the date of the completion of IPO, and (b) so long as the Founder, any Founding Partner, any Key Holder or any Key Employee is a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company and for a period of one (1) year after the Founder, such Founding Partner or such Key Holder or Key Employee is no longer a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company, the Founder, each Founding Partner and each Key Holder shall not, and each Group Company and the Founder shall use its or his best efforts to cause each of the Key Employees and his Affiliates or Associates not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for (whether on a full time or a part time basis), consult with, render services, consultation or assistance for, do business with, sponsor, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with the Principal Business of any Group Company (a “Restricted Business”) in the event that the relevant Group Company has fully paid up the non-compete compensation in accordance with the labor contract between such Group Company and such Founder/Founding Partner/Key Holder/Key Employee; provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by the Founder, the Founding Partner, the Key Holder or the Key Employee, directly or indirectly, of less than one percent (1%) of the outstanding share capital of any publicly traded company engaged in a Restricted Business, (ii) solicit any Person who is or has been at any time a customer of the Group for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavour to solicit or entice away any director, officer, consultant or employee of any Group Company. The Founder, the Founding Partners and the Key Holders expressly agree that the limitations set forth in this Section 9.6 are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section 9.6 is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section 9.6 will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section 9.6 shall be enforceable by each Group Company and the Investor separately and independently of the right of the other Parties.

(ii) Subject to other provisions of this Agreement, unless otherwise approved by the Board of Directors in accordance with Section 6.2, each Investor shall not, and shall cause its Affiliates not to, transfer any Equity Securities of the Company now or hereafter acquired, owned or held by it to any entity that is listed on Schedule V attached hereto (the “Company Competitors”) or any entity that Controls a Company Competitor. The Schedule V may be updated once in any consecutive twenty-four (24) months in the reasonable determination as approved by the Board of Directors in accordance with Section 6.2.

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9.7. Confidentiality.

(i) The terms and conditions of the Transaction Documents (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except that (i) each Party, as appropriate, may disclose any of the Confidential Information to its current or bona fide prospective investor, prospective permitted transferees, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (ii) the Investors may disclose any of the Confidential Information to their respective fund manager and the employees thereof so long as such Persons are under appropriate nondisclosure obligations; and (iii) if any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section 9.7, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(ii) The provisions of this Section 9.7 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Investor(s) in respect of the transactions contemplated hereby.

9.8. Anti-Corruption. The Company represents that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-US Public Official, in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti- bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

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9.9. Insurance. If requested by the Series A Director, the Series B Director, the Series C Director or the Series C-1 Director, the Group Companies shall promptly purchase and maintain in effect, worker’s injury compensation insurance, key man insurance, and other insurance, in any case with respect to the Group’s properties, employees, products, operations, and/or business, each in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, and with operations in the PRC.

9.10. Intellectual Property Protection. Except with the written Consents of the Board of Directors, within a reasonable period of time, the Group Companies shall take all reasonable steps to protect their respective material intellectual property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each Key Employee of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Board of Directors, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for one (1) year after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to the Board of Directors.

9.11. Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets the standards of good practice generally applied to other companies in the similar industry and incorporated in the same jurisdictions where each such Group Company is incorporated and is reasonably satisfactory to the Board of Directors to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

9.12. Further Renouncement and Acknowledgement. The Group Companies acknowledge that the holders of Preferred Shares and their Affiliates, directors, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Group Companies operate (the “Company Industry Segment”). Accordingly, the Group Companies hereby irrevocably renounce any interest or expectancy of the Group Companies in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. Furthermore, the Group Companies hereby acknowledge and agree that a Covered Person shall: (a) have no obligation or duty (contractual or otherwise) to the Group Companies (or any of them) to refrain from participating as a director, investor or otherwise with respect to any Person that is engaged in the Company Industry Segment or is otherwise competitive with any Group Company, and (b) in connection with making investment decisions, to the fullest extent permitted by Laws, have no obligation or duty (contractual or otherwise) to the Group Companies (or any of them) to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director of, or investor in, the Group Companies or otherwise, provided that the foregoing information (except for such information discovered or created by the Covered Person without reference to the foregoing information) shall in no event be furnished by the Covered Person to any entity which is primarily engaged in the Business (as defined in the Purchase Agreement) or the shareholder having Control over such entity for any purpose .

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9.13. Delegation of Voting Rights and No Change of De Facto Controller. The Parties to this Agreement agree that the voting rights of the Ordinary Shares held directly or indirectly by each Key Holder and each Founding Partner shall be exercised by the Founder prior to the Qualified IPO. Each Key Holder and each Founding Partner further acknowledge that the foregoing voting delegation shall under no circumstances be revoked and will be binding upon the successors and assigns of such Key Holder or such Founding Partner prior to the Qualified IPO. The Parties further acknowledge that the Founder is the de facto controller of the Group Companies, and no change of de facto controller of the Group Companies shall occur unless such change has been duly approved at a Members’ Meeting pursuant to Section 6.1 of this Agreement and prior written consents of all Founding Partners have been obtained in respect thereof.

9.14. Most Favored Series C-1 Investor, Series C-2 Investors and Series D Investors. The Series C-1 Investor shall, at its sole option, be entitled to the rights, privileges or protections not less favorable than those granted to the existing Series A Preferred Holders, Series B Preferred Holders and Series C Preferred Holders. In the event that the Company hereafter grants any of the aforesaid Members any rights, privileges or protections more favorable than those granted to the Series C-1 Investor, the Series C-1 Investor shall, at its option, be entitled to substantially the same rights, privileges or protections as such Members are entitled to or granted. In the event that the Series C-1 Investor so elects, each other Party hereto shall procure that such Series C-1 Investor will be entitled to such rights, privileges and/or protections.

Each Series C-2 Investor shall, at its sole option, be entitled to the rights, privileges or protections not less favorable than those granted to the existing Series A Preferred Holders, Series B Preferred Holders, Series C Preferred Holders and Series C-1 Preferred Holder. In the event that the Company hereafter grants any of the aforesaid Members any rights, privileges or protections more favorable than those granted to the Series C-2 Investors, each Series C-2 Investor shall, at its option, be entitled to substantially the same rights, privileges or protections as such Members are entitled to or granted. In the event that any Series C-2 Investor so elects, each other Party hereto shall procure that such Series C-2 Investor will be entitled to such rights, privileges and/or protections.

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Each Series D Investor shall, at its sole option, be entitled to the rights, privileges or protections not less favorable than those granted to the existing Series A Preferred Holders, Series B Preferred Holders, Series C Preferred Holders, Series C-1 Preferred Holder and Series C-2 Preferred Holders. In the event that the Company hereafter grants any of the aforesaid Members any rights, privileges or protections more favorable than those granted to the Series D Investors, each Series D Investor shall, at its option, be entitled to substantially the same rights, privileges or protections as such Members are entitled to or granted. In the event that any Series D Investor so elects, each other Party hereto shall procure that such Series D Investor will be entitled to such rights, privileges and/or protections.

9.15. The Parties to this Agreement agree and acknowledge that certain portion of the Series C-2 Preferred Shares held by the Founder Holding Company are beneficially owned by certain management staff of the Group Companies and held by the Founding Holding Company as a nominee shareholder pursuant to certain share entrustment agreements entered into by the Founder Holding Company and each such management staff; provided that any plan of initial public offering of the Group Companies shall not be negatively affected by such nominee shareholding relationship and immediately prior to the initial public offering of the Group Companies or at such earlier time as agreed in writing by the Founder, subject to the Laws in applicable jurisdictions, the Founder Holding Company shall remove such nominee shareholding relationship and the Company shall instruct its registered office provider to update the register of members of the Company to reflect such management staff as the registered shareholder of the Company.

10. Miscellaneous.

10.1. Termination. This Agreement shall terminate upon the earlier of (i) mutual Consents of the Parties hereto, (ii) the closing of a Qualified IPO or (iii) the completion of a liquidation, winding up or dissolution of the Company. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6 of Appendix A hereto). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

10.2. Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

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10.3. Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Subject to other provisions of this Agreement, the rights of any Investor hereunder (including, without limitation, registration rights) are assignable (together with the related obligations) in connection with the transfer of Equity Securities of the Company held by the Investor but only to the extent of such transfer, provided, however, that, unless approved otherwise by the Board (including the affirmative votes of the Series A Director, the Series B Director and the Series C Director), no Investor shall transfer any Equity Securities of the Company to any entity which is primarily engaged in the Principal Business or the shareholder having Control over such entity before the second (2nd) anniversary of the Closing. This Agreement and the rights and obligations of each Party other than the Investors hereunder shall not otherwise be assigned without the mutual written Consents of the other Parties except as expressly provided herein. For the clarity purpose, with respect to the Series C-1 Investor, the Series C-1 Investor may assign all its rights and obligations under this Agreement to one or more of its designated Affiliate(s) (including without limitation Shanghai ExFresh Supply Chain Co., Ltd. (上海安鲜达供应链管理有限公司)), with respect to each Series C-2 Investor (including the Founder Holding Company as the holder of Series C-2 Preferred Shares), such Series C-2 Investor may assign all its rights and obligations under this Agreement to one or more of its designated Affiliate(s), with respect to each Series D Investor (including the Founder Holding Company as the holder of Series D Preferred Shares), such Series D Investor may assign all its rights and obligations under this Agreement to one or more of its designated Affiliate(s), along with its transfer of all but not less than all of the Series C-1 Preferred Shares or the Series C-2 Preferred Shares or the Series D Preferred Shares, as the case may be, to such Affiliates, without the prior written consent of the other Parties, provided that, the transferor shall cooperate to sign the joinder substantially in form attached hereto as Appendix B (the “Joinder”).

10.4. Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of Laws thereunder.

10.5. Dispute Resolution.

(i) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either Party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii) The Dispute shall be settled by arbitration in Beijing by the China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with the China International Economic and Trade Arbitration Commission Arbitration Rules (the “CIETAC Rules”) in force when the Arbitration Notice is submitted in accordance with the CIETAC Rules. There shall be one (1) arbitrator. The CIETAC Council shall select the arbitrator. The arbitration shall comply with the Arbitration Ordinance Chapter 341 of the Laws of Hong Kong.

(iii) The arbitral proceedings shall be conducted in both English and Chinese. To the extent that the CIETAC Rules are in conflict with the provisions of this Section 10.5, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 10.5 shall prevail.

(iv) Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such Party.

Seventh Amended and Restated Shareholders Agreement

40

(v) The award of the arbitral tribunal shall be final and binding upon the Parties thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(vi) The arbitral tribunal shall decide any Dispute submitted by the Parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vii) Any Party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

10.6. Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next- day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule IV (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

10.7. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

10.8. Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

Seventh Amended and Restated Shareholders Agreement

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10.9. Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

10.10. Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

10.11. Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the approval of the Members’ meeting in accordance with Section 6.1 provided, however, that no amendment or waiver shall be effective or enforceable in respect of a holder of any particular series of Preferred Shares of the Company if such amendment or waiver adversely affects the rights of such holder, including those rights set forth in Section 2 through Section 9 hereof, unless the holders of at least a majority of the voting power of the then issued and outstanding Shares of such particular series of Preferred Shares consent in writing to such amendment or waiver. Notwithstanding the foregoing, any Party hereunder may waive any of its/his rights hereunder without obtaining the Consents of any other Parties. Any amendment or waiver effected in accordance with this Section 10.11 shall be binding upon all the Parties hereto.

10.12. No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

Seventh Amended and Restated Shareholders Agreement

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10.13. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

10.14. No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

10.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

10.16. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. The Sixth Amended and Restated Shareholders Agreement dated August 15, 2020 by and among the Company, the holders of Series A Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series C Preferred Shares, the Series C-1 Investor, the Series C-2 Investors and certain other parties thereto shall automatically terminate and be substituted by this Agreement in its entirety upon the Closing, and the parties hereto hereby irrevocably waive any and all rights that they may have against any other party thereunder.

10.17. Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects as regards the Parties hereto except for the Company, the Parties hereto other than the Company shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

10.18. Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

Seventh Amended and Restated Shareholders Agreement

43

10.19. Future Significant Holders. Except with the written Consents of the Majority Preferred Holders, the Company covenants that it will cause all future holders of more than three percent (3%) of the Company’s Ordinary Shares (other than the Investors) to enter into this Agreement and become subject to the same terms and conditions hereof as that applicable to the Key Holders and/or Key Holder Holding Companies. The Parties hereto hereby agree that such future holders of Ordinary Shares shall become parties to this Agreement by executing a counterpart of this Agreement in a standard and customary form reasonably satisfactory to the Majority Preferred Holders, without any amendment of this Agreement, or any consent or approval of any other party.

10.20. Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect.

10.21. Sequoia Entities. Notwithstanding any other provision of this Agreement to the contrary, the Parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading, and (b) this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC.

[The remainder of this page has been intentionally left blank.]

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44

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

YIMUTIAN INC.

By:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Director

YIMUTIAN HONGKONG LIMITED
(一畝田香港有限公司)

By:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Director

BEIJING YIMUTIAN NETWORK TECHNOLOGY CO. LTD. (北京一人一亩田网络科技有限公司)

By:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Authorized Signatory

BEIJING YI MU TIAN NEW AGRICULTURE
NETWORK TECHNOLOGY CO., LTD.
(北京一亩田新农网络科技有限公司)

By:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Authorized Signatory

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

BEIJING DOU NIU INTERNET TECHNOLOGY CO., LTD. (北京豆牛网络科技有限公司)

By:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Authorized Signatory

BEIJING YIMUXIAOZHAN TECHNOLOGY CO., LTD. (北京一亩小站科技有限公司)

BY:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Authorized Signatory

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FOUNDER HOLDING COMPANY & INVESTOR (only with respect to the Series B Preferred Shares, Series C Preferred, Series C-2 Preferred Shares and Series D Preferred Shares held by Yimutian Holdings Limited):

YIMUTIAN HOLDINGS LIMITED

	By:	/s/ Deng Jinhong
	Name:	Deng Jinhong (邓锦宏)
	Title:	Director

FOUNDER:

/s/ Deng Jinhong
DENG JINHONG (邓锦宏)

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

KEY HOLDER HOLDING COMPANIES:

YMT 360 HOLDINGS LIMITED

	By:	/s/ Deng Jinhong
	Name:	Deng Jinhong (邓锦宏)
	Title:	Authorized Signatory

YMT INNOVATION HOLDINGS LIMITED

	By:	/s/ Deng Jinhong
	Name:	Deng Jinhong (邓锦宏)
	Title:	Authorized Signatory

KEY HOLDERS:

LIU ZHIJIA (刘志嘉)

/s/ Deng Jinhong
Authorized Signatory: Deng Jinhong

ZHOU MI (周密)

/s/ Deng Jinhong
Authorized Signatory: Deng Jinhong (邓锦宏)

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FOUNDING PARTNER HOLDING COMPANIES:

YMT TECH HOLDINGS LIMITED

By:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Authorized Signatory

YMT NETWORK HOLDINGS LIMITED

By:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Authorized Signatory

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FOUNDING PARTNERS:

LIU MIN (刘敏)

/s/ Deng Jinhong
Authorized Signatory: Deng Jinhong (邓锦宏)

SONG BAILIN (宋柏林)

/s/ Deng Jinhong
Authorized Signatory: Deng Jinhong (邓锦宏)

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FORMER FOUNDING PARTNER HOLDING COMPANIES:

YMT CAPITAL HOLDINGS LIMITED

By:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Authorized Signatory

YMT AGRICULTURE HOLDINGS LIMITED

By:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Authorized Signatory

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FORMER FOUNDING PARTNERS:

GU MING (顾铭)

/s/ Deng Jinhong
Authorized Signatory: Deng Jinhong (邓锦宏)

GAO HAIYAN (高海燕)

/s/ Deng Jinhong
Authorized Signatory: Deng Jinhong (邓锦宏)

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

CORNERSTONE VENTURE LIMITED

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

ZHEN PARTNERS FUND IV, L.P.

By:	/s/ Xu Xiao Ping
Name:	Xu Xiao Ping
Title:	Authorized Signatory

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

PASSION STREAM INVESTMENT LIMITED

By:	/s/ John Buckley
Name:	John Buckley
Title:	Director

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

GX YMT LIMITED

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

SEQUOIA CAPITAL CV IV HOLDCO, LTD.

By:	/s/ Ip Siu Wai Eva
Name:	Ip Siu Wai Eva
Title:	Authorized Signatory

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

SHUNWEI INTERNET II LIMITED

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR (only with respect to the Series B Preferred Shares, Series C Preferred Shares and Series C-2 Preferred Shares held by Yimutian Holdings Limited):

YIMUTIAN HOLDINGS LIMITED

By:	/s/ Deng Jinhong
Name:	Deng Jinhong (邓锦宏)
Title:	Director

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

KEENEYES FUTURE HOLDING INC.

By:	/s/ Zhou Yahui
Name:	Zhou Yahui
Title:	Authorized Signatory

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

APOLETTO INVESTMENTS IV, L.P. BY APOLETTO MANAGERS LIMITED ITS GENERAL PARTNER

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	President

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

APOLETTO LIMITED

By:	/s/ David Muir
Name:	David Muir
Title:	President

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

SHANGHAI YUNFENG VENTURE INVESTMENT CENTER (LIMITED PARTNERSHIP) (上海云锋创业投资中心 (有限合伙) )

By:	/s/ Huang Xin
Name:	Huang Xin
Title:

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

WISE PRIME INTERNATIONAL LIMITED

By:	/s/ Ji Jiefang
Name:	Ji Jiefang (季洁芳)
Title:	Director

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

WIN-CHAIN AGRIBUSINESS HOLDINGS LIMITED

By:	/s/ Zhang Yu
Name:	Zhang Yu (张渝)
Title:	Director

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

LONG GREAT HOLDINGS LIMITED
(偉朗控股有限公司)

By:	/s/ Xu Xiao Ping
Name:	Xu Xiao Ping
Title:	Authorized Signatory

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

HANGZHOU XINGYI VENTURE INVESTMENT
LIMITED PARTNERSHIP
(杭州星奕创业投资合伙企业(有限合伙))

(Seal) Affix seal

By:
Name:
Title:

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

CGC MOONWALK LIMITED

By:	/s/ John Cullinane
Name:	John Cullinane
Title:	Authorized Signatory

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

China Innovation Capital General Partners Limited

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Ganlai Ltd.

By:	/s/ Brian Cheng
Name:	Brian Cheng
Title:	Director

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Geometry Ventures Limited

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Seventh Amended and Restated Shareholders Agreement – Yimutian Inc.]

SCHEDULE I(a)

FOUNDER HOLDING COMPANY

Founder Holding Company	Holder	Percentage	Number of shares
YIMUTIAN HOLDINGS LIMITED, a company organized under the Laws of British Virgin Islands, whose registered office is located at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands	Deng Jinhong (邓锦宏)	100%	1

FOUNDER

Founder	ID Card Number/Passport
Deng Jinhong (邓锦宏)	[***]

SCHEDULE I(b)

LIST OF KEY HOLDER HOLDING COMPANIES

Key Holder Holding Companies	Holders	Percentage	Number of shares
YMT 360 HOLDINGS LIMITED, a company organized under the Laws of British Virgin Islands, whose registered office is located at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands	Liu Zhijia (刘志嘉)	100%	1
YMT INNOVATION HOLDINGS LIMITED, a company organized under the Laws of British Virgin Islands, whose registered office is located at Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands	Zhou Mi (周密)	100%	1

LIST OF KEY HOLDERS

Key Holders	ID Card Number/Passport
Liu Zhijia (刘志嘉)	[***]
Zhou Mi (周密)	[***]

SCHEDULE II (a)

LIST OF FOUNDING PARTNER HOLDING COMPANIES

Founding Partner Holding Companies	Founding Partners	Percentage	Number of shares
YMT Network Holdings Limited, a company organized under the Laws of British Virgin Islands, whose registered office is located at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands	Song Bailin (宋柏林)	100%	1
YMT Tech Holdings Limited, a company organized under the Laws of British Virgin Islands, whose registered office is located at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands	Liu Min (刘敏)	100%	1

LIST OF FOUNDING PARTNERS

Founding Partners	ID Card Number/Passport
Song Bailin (宋柏林)	[***]
Liu Min (刘敏)	[***]

SCHEDULE II (b)

LIST OF FORMER FOUNDING PARTNER HOLDING COMPANIES

Former Founding Partner Holding Companies	Former Founding Partners	Percentage	Number of shares
YMT Capital Holdings Limited, a company organized under the Laws of British Virgin Islands, whose registered office is located at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands	Gu Ming (顾铭)	100%	1
YMT Agriculture Holdings Limited, a company organized under the Laws of British Virgin Islands, whose registered office is located at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands	Gao Haiyan (高海燕)	100%	1

LIST OF FORMER FOUNDING PARTNERS

Former Founding Partners	ID Card Number/Passport
Gu Ming (顾铭)	[***]
Gao Haiyan (高海燕)	[***]

SCHEDULE III

LIST OF INVESTORS

SEQUOIA CAPITAL CV IV HOLDCO, LTD.

CORNERSTONE VENTURE LIMITED

GX YMT LIMITED

PASSION STREAM INVESTMENT LIMITED

SHUNWEI INTERNET II LIMITED

YIMUTIAN HOLDINGS LIMITED1

KEENEYES FUTURE HOLDING INC.

APOLETTO INVESTMENTS IV, L.P.

APOLETTO LIMITED

SHANGHAI YUNFENG VENTURE INVESTMENT CENTER (LIMITED PARTNERSHIP)

(上海云锋创业投资中心(有限合伙))

WISE PRIME INTERNATIONAL LIMITED

WIN-CHAIN AGRIBUSINESS HOLDINGS LIMITED

ZHEN PARTNERS FUND IV, L.P.

LONG GREAT HOLDINGS LIMITED

HANGZHOU XINGYI VENTURE INVESTMENT LIMITED PARTNERSHIP

(杭州星奕创业投资合伙企业(有限合伙))2

CGC Moonwalk Limited

China Innovation Capital General Partners Limited

Ganlai Ltd.

1	YIMUTIAN HOLDINGS LIMITED shall be regarded as an Investor (i) only with respect to the Series B Preferred Shares purchased by the Founder and held by it, unless otherwise provided in the Transaction Documents, (ii) only with respect to the Series C Preferred Shares held by it for and on behalf of HANGZHOU XINGYI VENTURE INVESTMENT LIMITED PARTNERSHIP, and (iii) only with respect to the Series C-2 Preferred Shares purchased by the Founder and held by it , and (iv) only with respect to the Series D Preferred Shares purchased by the Founder and held by it.

2	The Series C Preferred Shares of HANGZHOU XINGYI VENTURE INVESTMENT LIMITED PARTNERSHIP (杭州星奕创业投资合伙企业(有限合伙)) are held by YIMUTIAN HOLDINGS LIMITED through a nominee shareholding arrangement.

Geometry Ventures Limited

SCHEDULE IV

ADDRESS FOR NOTICES

SCHEDULE V

LIST OF COMPANY COMPETITORS

SCHEDULE VI

FORM OF CONTROL DOCUMENTS

APPENDIX A

REGISTRATION RIGHTS

1.	Definition. All the capitalized terms used but not defined in this Appendix shall have the meanings as set forth in the Agreement.

2.	Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date that is six (6) months after the closing of the IPO, Holders holding twenty percent (20%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration of Registrable Securities. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1 are not fully included in the Registration due to the fault of the Company, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2 Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), Holders holding twenty percent (20%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to consummate no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2 are not fully included in such Registration due to the fault of the Company, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3 Right of Deferral.

2.3.1 The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F 3 is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000.00.

2.3.2 If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its Members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Securities during such period (except for Exempt Registrations).

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy percent (70%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(i) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy percent (70%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4 Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.	Registration Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least a majority of the voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii) Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix) Not, without the written Consents of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(x) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with IPO, the primary exchange on which the Company’s securities will be traded.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

5.	Registration-Related Indemnification.

5.1	Company Indemnity.

(i) To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the Consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2	Holder Indemnity.

(i) To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the Consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the Consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.	Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written Consents of holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 “Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (a) the forgoing provisions of this Section 6.3 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section 6.3 shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investor agrees to execute and deliver to the underwrites a lock-up agreement containing substantially similar terms and conditions as those contained herein.

6.4 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6 Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i) it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii) it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Majority Preferred Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

APPENDIX B

FORM OF JOINDER

THIS JOINDER (this “Joinder”) is made the [     ] day of [month],[year]

by [     ], a company organized under the laws of [     ] (the [“New Shareholder”][“New Party”]).

RECITALS

A. On May 8, 2021 YIMUTIAN INC. (the “Company”), the shareholders of the Company and the other parties thereto entered into the Seventh Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), to which the substantial form of this Joinder forms Appendix B.

B. The New Shareholder is the intended transferee of [          ] Ordinary Shares/Series [          ] Preferred Shares of par value [          ] each (“Transferred Shares”) in the capital of the Company from [          ] (“Transferor”) and in accordance with Section 10.3 of the Shareholders Agreement is executing this Joinder.

THIS JOINDER WITNESSES as follows:

1. Interpretation. Capitalized terms not otherwise defined in this Joinder shall have the meanings given to them in the Shareholders Agreement.

2. Covenant; Enforceability. The New Shareholder hereby ratifies and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Shareholders Agreement, as if the New Shareholder had been an original party to the Shareholders Agreement in the same capacity as the Transferor; provided, however, that the New Shareholder shall not have the benefit of any rights of the Transferor under the Shareholders Agreement which are expressed to be non-transferable by the terms thereof. The other Parties to the Shareholders Agreement shall be entitled to enforce the Shareholders Agreement against the New Shareholder.

3. Governing Law. This Joinder shall be governed by, and construed and enforced in accordance with, the internal laws of the Hong Kong Special Administrative Region without regard to principles of conflicts of laws.

[Signature Pages to Follow]

[NEW SHAREHOLDER]

(in the presence of: )